EXHIBIT 99.1

ASV Holdings, Inc. Reports First Quarter 2018 Results

Grand Rapids, MN, May 8, 2018 — ASV Holdings, Inc. (Nasdaq: ASV), a leading provider of rubber-tracked compact track loaders and wheeled skid steer loaders in the compact construction equipment market, today announced First Quarter 2018 results.

For the three months ended March 31, 2018, the Company reported Net Sales of $29.9 million and a Net Loss of $(0.3) million or $(0.03) per share compared to Net Sales of $28.0 million and Net Income of $0.2 million or $0.03 per share for the three months ended March 31, 2017.

First Quarter 2018 Highlights

•	$29.9 million in Net Sales represented a year-over-year increase of 6.8% over $28.0 million in the first quarter of 2017.
•	Machine sales revenues to North American distribution grew 31% compared to first quarter 2017. Approximately 50% of this growth was from dealers signed before December 31, 2017.
•	Total machine sales revenues increased year-over-year by 13.5% to $21.2 million.
•

Adjusting for the costs of relocating the distribution center, adjusted first quarter 2018 net income* of $0.2 million or $0.02 per share, compared to first quarter 2017 adjusted pro forma C Corporation net loss of $(0.1) million or $(0.02) per share

•	EBITDA of $1.3 million or 4.2% of sales compared to $2.3 million or 8.3% of sales for the first quarter of 2017.
•	Adjusted EBITDA* of $2.0 million or 6.7% of sales compared to first quarter 2017 pro forma adjusted EBITDA of $2.0 million or 7.1% of sales.
•	Completed relocation of aftermarket parts distribution center to Grand Rapids, MN.
•	Added 26 additional dealer / rental locations in the quarter.

*The Glossary at the end of this press release contains further details regarding reconciliation of GAAP items and Adjusted and Pro-forma items.

Chairman and Chief Executive Officer, Andrew Rooke commented, “Our focus on rebuilding the North American ASV dealership network resulted in 31% year-over-year growth in North American ASV machine sales, and we anticipate continued strength in North America throughout the year. Australia’s record Q1 performance last year did not repeat, however, we anticipate this region to generate healthy sales and growth in 2018. We expect bottom line improvement throughout the year through higher net sales, product mix improvement, and the cost benefits from higher plant utilization, and from engineering and manufacturing efficiencies. Although the possible effect on demand of recently implemented surcharge pricing to offset higher steel and aluminum costs is a potential headwind, our products continue to see a healthy level of demand, and our dealer network continues to grow. We are working hard to achieve gradual margin expansion and higher levels of EBITDA margin and profitability as we scale and grow the business.”

Missi How, Chief Financial Officer, commented, “Adjusting for relocation costs that were incurred in the quarter, we were able to achieve a positive adjusted net income of 2 cents per share versus a loss last year.  While this is satisfactory, we understand there is more work to do. We believe that cost and efficiency savings from relocating the parts distribution facility will start in the second quarter and we have already achieved the projected $200,000 quarterly reduction in our interest expense from our recent debt restructuring, which will continue throughout the year. Our current ratio of 2.1 remains healthy, our leverage ratio at 2.6x trailing adjusted EBITDA is well within target range, and we will continue to pay down debt with our cash flow during the year.”

Conference Call:

—  more  —

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 1-888-394-8218 if calling within the United States or 323-701-0225 if calling internationally. A replay will be available until 11:59 PM ET May 15, 2018 which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671 if calling internationally. Please use passcode 8796131 to access this replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company's corporate website, www.asvi.com in the “Investors” section.

About ASV Holdings, Inc. ASV Holdings, Inc. is a designer and manufacturer of compact construction equipment. Its patented Posi-Track rubber tracked, multi-level suspension undercarriage system provides a competitive market differentiator for its Compact Track Loader (CTL) product line with brand attributes of power, performance and serviceability.  It’s wheeled Skid Steer Loaders (SSLs) also share the common brand attributes. Equipment is sold through an independent dealer network throughout North America, Australia, and New Zealand. The company also sells OEM equipment and aftermarket parts. ASV owns and operates a 238,000 square-foot production facility in Grand Rapids, MN.

Forward-Looking Statements

This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4)  statements of expected future economic conditions and the effect on us and on dealers or OEM customers, (5) expected benefits of our cost reduction measures, and (6) assumptions underlying statements regarding us or our business.

Our actual results may differ from information contained in these forward looking-statements for many reasons, including those described in the section entitled “Risk Factors” in our Registration Statement on Form S-1 (SEC File No. 333-216912), which was filed in connection with our initial public offering and our Form 10K for the year ended December 31, 2017, which are available on our EDGAR page at www.sec.gov. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” and elsewhere in the Registration Statement on Form S-1. You should not rely upon forward-looking statements as predictions of future events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this release, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We obtained the industry, market and competitive position data in this release from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

We from time to time refer to various non-GAAP financial measures in this release.  We believe that this information is useful to understanding our operating results by excluding certain items that may not be indicative of our core operating results and business outlook.  Reference to these non-GAAP financial measures should not be considered as a substitute for, or superior to, results that are presented in a manner consistent with GAAP.  Rather, the non-GAAP financial information should be considered in addition to results that are presented in a manner consistent with GAAP.  A reconciliation of non-GAAP financial measures referred to in this release is provided in the tables at the conclusion of this release.

Company Contact

ASV Holdings, Inc.	Darrow Associates Inc.

Andrew RookePeter Seltzberg, Managing Director

Chairman and Chief Executive OfficerInvestor Relations

218-327-5389(516) 419-9915

andrew.rooke@asvi.compseltzberg@darrowir.com

ASV Holdings, Inc.

Condensed Statements of Operations

(In thousands, except par value and per share data)

	For the Three Months Ended March 31,
	2018	2017
	Unaudited	Unaudited
Net sales	$29,870	$28,010

Cost of goods sold	25,928	23,650

Gross profit	3,942	4,360

Research and development costs	471	537
Selling, general and administrative expense	3,407	2,713

Operating income	64	1,110

Other income (expense)		-
Interest expense	(458)	(878)
Other income (expense)	6	-

Total other expense	(452)	(878)

(Loss) income before taxes	(388)	232

Income tax benefit	(81)	—

Net (loss) income	$(307)	$232

(Loss) earnings per share:
Basic net (loss) income per share	$(0.03)	$0.03
Diluted net (loss) income per share	$(0.03)	$0.03

Weighted average common shares outstanding:
Basic weighted average common shares outstanding	9,816	8,000
Diluted weighted average common shares outstanding	9,816	8,000

Pro forma (C corporation basis):
Pro forma tax expense	N/A	$84
Pro forma net income	N/A	$148

Pro forma earnings per share:
Basic net income per share	N/A	$0.02
Diluted net income per share	N/A	$0.02

ASV Holdings, Inc.

Balance Sheets

(In thousands, except par value)

	March 31,	December 31,
	2018	2017
	Unaudited	Unaudited
ASSETS
CURRENT ASSETS
Cash	$4	$3
Trade receivables, net	17,044	18,276
Receivables from affiliates	33	76
Inventory, net	28,029	26,691
Prepaid income tax	997	896
Prepaid expenses and other	325	591
Total current assets	46,432	46,533

NON-CURRENT ASSETS
Property, plant and equipment, net	13,613	13,797
Intangible assets, net	22,640	23,277
Goodwill	30,579	30,579
Deferred financing costs - revolving loan facility	280	298
Other long-term assets	13	13
Deferred tax asset	624	624
Total assets	$114,181	$115,121

LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable - current portion	$2,000	$2,000
Trade accounts payable	14,600	15,174
Payables to affiliates	1,200	1,063
Accrued compensation and benefits	932	1,483
Accrued warranties	1,666	1,869
Accrued product liability- short term	553	778
Accrued other	1,128	1,039
Total current liabilities	22,079	23,406

NON-CURRENT LIABILITIES
Revolving loan facility	13,594	12,511
Note payable - long term, net	12,181	12,664
Other long-term liabilities	689	739
Total liabilities	48,543	49,320

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 5,000 authorized, none outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 50,000 authorized, 9,818 and 9,806 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	10	10
Additional paid-in capital	65,578	65,434
Retained earnings	50	357
Total Stockholders' Equity	65,638	65,801

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$114,181	$115,121

ASV Holdings, Inc.

Statements of Cash Flows

(In thousands)

	For the Three Months Ended March 31,
	2018	2017
	Unaudited	Unaudited
OPERATING ACTIVITIES
Net (loss) income	$(307)	$232
Adjustments to reconcile to net (loss) income to net cash
provided by operating activities:
Depreciation	547	584
Amortization	637	637
Share-based compensation	149	46
Loss on sale of fixed assets	—	38
Amortization of deferred finance cost	35	56
Bad debt expense	37	1
Inventory reserves	93	—
Changes in operating assets and liabilities
Trade receivables	1,195	(1,394)
Net trade receivables/payables from affiliates	180	291
Inventory	(1,464)	2,348
Prepaid expenses	165	(381)
Trade accounts payable	(574)	(430)
Accrued expenses	(844)	(1,316)
Other long-term liabilities	(50)	420

Net cash (used in) provided by operating activities	(201)	1,132

INVESTING ACTIVITIES
Decrease in restricted cash	—	536
Purchase of property and equipment	(330)	(38)

Net cash (used in) provided by investing activities	(330)	498

FINANCING ACTIVITIES
Principal payments on term debt	(500)	(538)
Debt issuance costs incurred	—	(9)
Shares repurchased for income tax withholding on share-based compensation	(51)	—
Net borrowings (payments) on revolving credit facilities	1,083	(1,646)

Net cash provided by (used in) financing activities	532	(2,193)

NET CHANGE IN CASH	1	(563)

Cash at beginning of period	3	572

Cash at end of period	$4	$9

Supplemental Information

Cautionary Statement Regarding Non-GAAP Measures

This release contains references to “EBITDA” and “Adjusted EBITDA.” EBITDA is defined for the purposes of this release as net income or loss before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA less the gain or loss related to non-recurring events. Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures of our operating performance and provide meaningful measures of overall corporate performance exclusive of our capital structure and the method and timing of expenditures associated with building and placing our products. EBITDA is also presented because management believes that it is frequently used by investment analysts, investors and other interested parties as a measure of financial performance. Adjusted EBITDA is also presented because management believes that it provides a measure of our recurring core business.

However, EBITDA and Adjusted EBITDA are not recognized earnings measures under generally accepted accounting principles of the United States (“U.S. GAAP”) and do not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA and Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Investors are cautioned that EBITDA and Adjusted EBITDA should not be construed as alternatives to net income or loss or other income statement data (which are determined in accordance with U.S. GAAP) as an indicator of our performance or as a measure of liquidity and cash flows. Management’s method of calculating EBITDA and Adjusted EBITDA may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies.

Reconciliation of EBITDA to Adjusted EBITDA (in millions except percentages)

	For the Quarter Ended March 31,
	2018	2017
Net (loss) income	($0.3)	$0.2
Interest expense	0.5	0.9
Depreciation & amortization	1.2	1.2
Income tax benefit	(0.1)	-
EBITDA (1)	$1.3	$2.3
% of Sales	4.2%	8.3%

EBITDA	$1.3	$2.3
Costs of ConExpo trade show (2)	-	0.1
Revision to accrual for legal proceeding expenses less legal costs (3)	-	(0.2)
Stock compensation and transaction related compensation costs (4)	0.1	0.1
Aftermarket parts distribution center relocation (5)	0.6	-
Adjusted EBITDA (6)	$2.0	$2.4
Adjusted EBITDA as % of net revenues	6.8%	8.5%
Pro-forma adjustment for public company costs	-	(0.4)
Pro-forma Adjusted EBITDA* (7)	$2.0	$2.0
% of Sales	6.7%	7.1%

The Company converted to a C corporation in May 2017, so the three months ended March 31, 2017 include a pro forma adjustment for approximately $0.4 million of public company costs not included in EBITDA.

(1)

EBITDA is defined as income or loss before interest, income taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles net income to EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

(2)

Costs associated with the 2017 ConExpo trade show.  The ConExpo show, which is held every three years, was held in Las Vegas in March of this year. This show is an international gathering place for the construction industries. It is estimated that 130,000 professionals from around the world attended the show.

(3)

Revision to accrual for legal proceeding expenses is included in Adjusted EBITDA since it is an adjustment in the period to an accrual established at the formation of the Joint Venture and is not representative of the operating activity in the reported period. This adjustment was due to the settlement of a legal claim lower than the accrued cost.

(4)	Stock compensation and IPO transaction related compensation costs.
(5)

Aftermarket Parts Distribution Center relocation costs are restructuring costs related to the movement of the ASV aftermarket parts operation from Southaven Memphis to a facility adjacent to the Company principal premises in Grand Rapids MN, which commenced in quarter four of 2017 and was completed in quarter one of 2018.

(6)

Adjusted EBITDA is defined as EBITDA less the gain or loss related to non-recurring events. Adjusted EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles EBITDA to Adjusted EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

(7)	2017 Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA less public company costs

Reconciliation of GAAP Net Income to Adjusted Net Income (in millions except shares and EPS)

	For the Quarter Ended March 31,
	2018	2017
Net (loss) income as reported	($0.3)	$0.2
Revision to legal costs accrual	-	-
Aftermarket parts distribution center relocation- net of tax effect	0.5	-
Loss on debt extinguishment	-	-
Pro-forma adjustment for public company costs	-	(0.4)
Pro-forma income before tax	0.2	(0.2)
Pro forma (C corporation basis) tax	$0.0	$0.1
Adjusted net income (loss)	$0.2	($0.1)

Weighted average diluted shares outstanding	9,816,000	8,000,000
Basic and Diluted (loss) earnings per share as reported	($0.03)	$0.03
Total EPS Effect	$0.05	($0.05)
Adjusted (pro forma C Corporation) earnings (loss) per share	$0.02	($0.02)

*Pro forma adjustments for public company costs and (C corporation basis) tax expense: The company converted from a LLC to a corporation on May 11, 2017. The pro forma adjustments reflect the actual public company costs incurred in 2018 as if the company had been a corporation for the same period in 2017, and a pro forma (C corporation basis) tax charge on 2017 income at a tax rate of 36%.

Current Ratio

	March 31, 2018	December 31, 2017
Current Assets	$46,432	$46,533
Current Liabilities	$22,079	$23,406
Current Ratio	2.1	2.0

Days Sales Outstanding, (DSO), is calculated by taking the sum of net trade and related party receivables divided by annualized sales per day (sales for the quarter, multiplied by 4, and the sum divided by 365).

Days Payables Outstanding, (DPO), is calculated by taking the sum of net trade and related party payables divided by annualized cost of sales per day (cost of goods sold for the quarter, multiplied by 4, and the sum divided by 365).

Debt net of deferred financing costs is calculated using the Condensed Consolidated Balance Sheet amounts for 1) deferred financing costs – revolving loan facility, 2) note payable – short term, 3) revolving loan facility and 4) note payable – long term net. Debt to Adjusted EBITDA ratio is calculated by dividing total debt at the balance sheet date by trailing twelve month Adjusted EBITDA.

	March 31, 2018	December 31, 2017
Note payable – short term	2,000	2,000
Deferred financing costs – revolving loan facility	(280)	(298)
Revolving loan facility	13,594	12,511
Note payable – long term -net	12,181	12,664
Debt	$27,495	$26,877

Inventory turns are calculated by multiplying cost of goods sold for the referenced three-month period by 4 and dividing that figure by inventory as at the referenced period.

Net working capital as a % of annualized last quarter’s sales is the sum of accounts receivable and inventory less accounts payable divided by the last quarter’s sales annualized (x4).

	March 31, 2018	December 31, 2017
Accounts receivable	17,077	18,352
Inventory	28,029	26,691
Accounts payable	(15,800)	(16,237)
Net working capital	$29,306	$28,806
Last quarters annualized sales (LQS)	119,480	121,820
Net working capital % of LQS	24.5%	23.6%

Working capital is calculated as total current assets less total current liabilities

	March 31, 2018	December 31, 2017
Total Current Assets	$46,432	$46,533
Less: Total Current Liabilities	22,079	23,406
Working Capital	$24,353	$23,127